UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2021

Compass Minerals International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31921	36-3972986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
9900 West 109th Street
Suite 100
Overland Park, KS 66210
(Address of principal executive offices)
(913) 344-9200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	CMP	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 4.02     Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 4, 2021, Compass Minerals International, Inc. (the "Company") announced that it is postponing the issuance of its second-quarter 2021 financial results, as well as its previously scheduled second-quarter 2021 earnings conference call.

Management of the Company has corrected its interim inventory valuation methodology resulting in the identification of a historical understatement of first-quarter operating income, which is completely offset in subsequent quarters with no impact to full-year results. For 2021, this correction resulted in shifting approximately $12 million of previously reported Salt segment operating expenses from the first quarter of 2021 to subsequent quarters. The adjustments to the statement of operations will be reflected in the quarterly information presented in Note 17 of an amended Annual Report on Form 10-K for the year ended December 31, 2020 (the "2020 Form 10-K") and an amended Quarterly Report on Form 10-Q for the period ended March 31, 2021 (the "1Q 2021 Form 10-Q").

As a result, management is working with Ernst & Young ("EY"), the Company’s independent registered public accounting firm responsible for auditing its financial statements, and intends to restate other immaterial prior-period items. The revised financial statements will also reflect the impact of discontinued operations previously disclosed in the Company's 1Q 2021 Form 10-Q.

With the concurrence of the audit committee of the Company's board of directors, management has determined that it will be required to restate its previously issued financial statements contained in the Company’s 2020 Form 10-K, as well as the interim financial statements contained in the 1Q 2021 Form 10-Q. Accordingly, investors should no longer rely on the unaudited quarterly information presented in Note 17 of the Company's 2020 Form 10-K and the interim financial statements included in the Company's 1Q 2021 Form 10-Q.

The Company is working to promptly amend its 2020 Form 10-K and its 1Q 2021 Form 10-Q. The Company is rescheduling its quarterly earnings conference call, and the Company intends to file its Quarterly Report on Form 10-Q for the period ended on June 30, 2021 on August 9, 2021, or as promptly as possible thereafter. However, no assurance can be given regarding the intended timing of the filing due to the need for the Company to complete its documentation and EY to complete its review. The Company anticipates reporting a material weakness in internal control over financial reporting with respect to interim inventory controls related to interim financial reporting. The Company is remediating controls around its interim inventory accounting process. These controls will be tested for effectiveness in future periods.

Item 7.01    Regulation FD Disclosure.

On August 4, 2021, the Company issued a press release regarding the postponement the issuance of its second-quarter 2021 financial results, as well as its previously scheduled second-quarter 2021 earnings conference call. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

The information contained in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release issued by Compass Minerals International, Inc. on August 4, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS MINERALS INTERNATIONAL, INC.

Date: August 4, 2021	By:	/s/ James D. Standen
Name: James D. Standen
Title: Chief Financial Officer